EXHIBIT 21.1

Entity	Jurisdiction of Organization
1155 Hembree II, LLC	Georgia
2014 HUD Master Tenant, LLC	Georgia
ADK Administrative Property, LLC	Georgia
ADK Bonterra/Parkview, LLC	Georgia
ADK Georgia, LLC	Georgia
ADK Hembree Road Property, LLC	Georgia
ADK LaGrange Operator, LLC	Georgia
ADK Lumber City Operator, LLC	Georgia
ADK Oceanside Operator, LLC	Georgia
ADK Powder Springs Operator, LLC	Georgia
ADK Savannah Beach Operator, LLC	Georgia
ADK Thomasville Operator, LLC	Georgia
ADK Thunderbolt Operator, LLC	Georgia
APH&R Nursing, LLC	Georgia
APH&R Property Holdings, LLC	Georgia
AdCare Administrative Services, LLC	Georgia
AdCare Consulting, LLC	Georgia
AdCare Employee Leasing, LLC	Georgia
AdCare Financial Management, LLC	Georgia
AdCare Health Systems, Inc.	Georgia
AdCare Oklahoma Management, LLC	Georgia
AdCare Operations, LLC	Georgia
AdCare Property Holdings, LLC	Georgia
Attalla Nursing ADK, LLC	Georgia
Attalla Property Holdings, LLC	Georgia
Benton Nursing, LLC	Georgia
Benton Property Holdings, LLC	Georgia
CP Nursing, LLC	Georgia
CP Property Holdings, LLC	Georgia
CSCC Nursing, LLC	Georgia
CSCC Property Holdings, LLC	Georgia
Community’s Hearth and Home, Ltd.	Ohio
Coosa Nursing ADK, LLC	Georgia
Eaglewood Property Holdings, LLC	Georgia
Erin Nursing, LLC	Georgia
Erin Property Holdings, LLC	Georgia
Georgetown HC&R Nursing, LLC	Georgia
Georgetown HC&R Property Holdings, LLC	Georgia
Glenvue H&R Nursing, LLC	Georgia
Glenvue H&R Property Holdings, LLC	Georgia
Hearth & Care of Greenfield, LLC	Ohio
Hearth & Home of Ohio, Inc.	Georgia
Home Office Property Holdings, LLC	Georgia

Homestead Nursing, LLC	Georgia
Homestead Property Holdings, LLC	Georgia
KD HUD Master Tenant 2014, LLC	Georgia
Little Rock HC&R Nursing, LLC	Georgia
Little Rock HC&R Property Holdings, LLC	Georgia
Meadowood Properties Holdings, LLC	Georgia
Mountain Top Property Holdings, LLC	Georgia
Mountain Trace Nursing ADK, LLC	Ohio
Mountain View Nursing, LLC	Georgia
Mt. Kenn Nursing, LLC	Georgia
Mt. Kenn Property Holdings, LLC	Georgia
Mt. V Property Holdings, LLC	Georgia
NW 61st Nursing, LLC	Georgia
Northridge HC&R Nursing, LLC	Georgia
Northridge HC&R Property Holdings, LLC	Georgia
Northwest Property Holdings, LLC	Georgia
Park Heritage Nursing, LLC	Georgia
Park Heritage Property Holdings, LLC	Georgia
QC Nursing, LLC	Georgia
QC Property Holdings, LLC	Georgia
Regional Health Properties, Inc.	Georgia
RMC Master Tenant, LLC	Georgia
Rose Missouri Nursing, LLC	Georgia
Sumter N&R, LLC	Georgia
Sumter Valley Property Holdings, LLC	Georgia
The Pavilion Care Center, LLC	Ohio
Valley River Nursing, LLC	Georgia
Valley River Property Holdings, LLC	Georgia
Woodland Hills HC Nursing, LLC	Georgia
Woodland Hills HC Property Holdings, LLC	Georgia
Woodland Manor Nursing, LLC	Georgia
Woodland Manor Property Holdings, LLC	Georgia